Exhibit 23

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-80773, 333-19571, 333-19573, 333-19615 and 333-31541.

                                                             Arthur Andersen LLP
Boston, Massachusetts
May 7, 1998